Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
AND DECLARES CASH DIVIDENDS

CHARLESTON, SOUTH CAROLINA, April 30, 2012 – First Financial Holdings, Inc. (“First Financial,” NASDAQ: FFCH), the holding company for First Federal Bank (“First Federal”), announced today net income of $1.7 million for the three months ended March 31, 2012, compared with $15.6 million for the three months ended December 31, 2011 and a net loss of $(430) thousand for the three months ended March 31, 2011.  The quarter ended March 31, 2012 included a $2.1 million write-down of the state deferred tax asset due to First Federal’s conversion to a state-chartered commercial bank and the quarter ended December 31, 2011 included a $20.8 million pre-tax gain ($12.7 million after-tax) from a bulk loan sale.  After the effect of the preferred stock dividend and related accretion, First Financial reported net income (loss) available to common shareholders of $770 thousand for the three months ended March 31, 2012, compared with $14.6 million for the three months ended December 31, 2011 and $(1.4) million for the three months ended March 31, 2011.  Diluted net income (loss) per common share was $0.05 for the quarter ended March 31, 2012, compared with $0.88 for the prior quarter and $(0.08) for the same quarter last year.

“We are pleased to announce the third consecutive quarter of net income,” said R. Wayne Hall, president and chief executive officer of First Financial and First Federal.  “This has been yet another eventful and strategically successful quarter for First Financial.  Most notably, we announced this past Friday the acquisition of Plantation Federal Bank in an FDIC-assisted transaction following our completion of the Liberty Savings Bank branch acquisition the previous weekend.  We are excited about our expansion into Greenville, South Carolina and our enhanced presence in the Grand Strand and Hilton Head markets through these transactions.  We believe First Financial is well positioned to produce continuing improved results and returns to our shareholders.”

Highlights for the Quarter

•	Net interest margin remained strong for the quarter ended March 31, 2012 at 3.84%, a decrease of seven basis points from the quarter ended December 31, 2011.
•	Credit metrics remain strong with non-covered nonperforming assets to total assets of 1.42% at March 31, 2012, compared with 1.37% at December 31, 2011.
•
Net charge-offs totaled $9.5 million for the quarter ended March 31, 2012, compared with $8.3 million for the linked quarter, while the provision for loan losses was $6.7 million and $7.4 million for the quarters ended March 31, 2012 and December 31, 2011, respectively.

•
First Financial’s tangible common equity to tangible common assets ratio increased to 6.70% at March 31, 2012, compared with 6.67% at December 31, 2011.  First Financial’s preliminary total risk-based capital ratio was 16.08% at March 31, 2012, and this represents the first quarter that regulatory capital ratios have been required for First Financial.

•
On February 22, 2012, First Financial announced that First Federal converted from a federal savings and loan association to a South Carolina-chartered commercial bank and a became a member of the Federal Reserve System.  In connection with First Federal’s conversion, First Financial registered with the Federal Reserve as a bank holding company.

•	On March 29, 2012, the U.S. Treasury announced the sale of its $65 million preferred stock investment in First Financial to private investors through a registered public offering.
•	On April 20, 2012, First Financial consummated its acquisition of five branches from Liberty Savings Bank, FSB in the Hilton Head, South Carolina market.
•
On April 27, 2012, First Financial announced that First Federal assumed the deposits and purchased substantially all of the assets of Plantation Federal Bank (“Plantation”) through a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”).  The agreement includes loss share coverage on all commercial loans and foreclosed real estate.

Balance Sheet

Total assets at March 31, 2012 were $3.1 billion, essentially unchanged from December 31, 2011 and a decrease of $156.5 million or 4.7% from March 31, 2011.  The decline was primarily the result of the bulk loan sale, as well as the sales of First Southeast Insurance Services Inc. and Kimbrell Insurance Group, Inc. during 2011, partially offset by an increase in total investment securities and loans held for sale.

Investment securities at March 31, 2012 totaled $500.3 million, an increase of $42.6 million or 9.3% over December 31, 2011 and an increase of $53.9 million or 12.1% over March 31, 2011.  The increases were primarily the result of purchasing mortgage-backed agency securities and Federal Reserve stock, partially offset by normal cash flows and prepayments received during the quarter.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

The following table summarizes the loan portfolio by major categories.

LOANS (in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Residential loans
Residential 1-4 family	$972,881	$975,405	$909,907	$895,650	$916,146
Residential construction	15,501	15,117	16,431	19,603	20,311
Residential land	40,794	41,612	40,725	42,763	48,955
Total residential loans	1,029,176	1,032,134	967,063	958,016	985,412

Commercial loans
Commercial business	88,054	83,814	80,871	80,566	91,005
Commercial real estate	447,339	456,541	471,296	482,315	570,300
Commercial construction	16,289	16,477	15,051	16,037	22,269
Commercial land	54,786	61,238	67,432	70,562	119,326
Total commercial loans	606,468	618,070	634,650	649,480	802,900

Consumer loans
Home equity	347,825	357,270	369,213	379,122	387,957
Manufactured housing	275,845	275,275	276,047	274,192	270,694
Marine	50,458	52,590	55,243	57,406	59,428
Other consumer	45,795	50,118	53,064	53,853	53,454
Total consumer loans	719,923	735,253	753,567	764,573	771,533
Total loans	2,355,567	2,385,457	2,355,280	2,372,069	2,559,845
Less: Allowance for loan losses	50,776	53,524	54,333	55,491	85,138
Net loans	$2,304,791	$2,331,933	$2,300,947	$2,316,578	$2,474,707

Total loans at March 31, 2012 decreased $29.9 million or 1.3% from December 31, 2011 and decreased $204.3 million or 8.0% from March 31, 2011.  The decrease from December 31, 2011 was primarily the result of declines in the commercial real estate and home equity loan portfolios.  The decrease from March 31, 2011 was primarily the result of the bulk loan sale, partially offset by retaining 15-year fixed rate residential loan originations during late 2011.  For both comparative periods, continued lower loan demand from creditworthy borrowers, charge-offs, transfers of nonperforming loans to other real estate owned (“OREO”), and paydowns due to normal borrower activity also contributed to the overall reduction in loans.

The allowance for loan losses was $50.8 million at March 31, 2012 or 2.16% of total loans, compared with $53.5 million or 2.24% of total loans at December 31, 2011 and $85.1 million or 3.33% of total loans at March 31, 2011.  The decreases were primarily the result of the continued improvement in historical loss factors and stable credit metrics since the bulk loan sale in October 2011.  The allowance for loan losses at March 31, 2012 was 2.28% of loans excluding loans covered under a purchase and assumption loss share agreement (“covered loans”) with the FDIC, and represented 1.48 times coverage of the non-covered nonperforming loans.

At March 31, 2012, loans held for sale totaled $52.3 million, an increase of $4.0 million or 8.4% over December 31, 2011 and an increase of $32.9 million over March 31, 2011.  The increases in residential mortgage loans to be sold in the secondary market over both prior periods were primarily the result of higher borrower demand due to recent reductions in market interest rates.  These loans generally settle in 45 to 60 days.

The FDIC indemnification asset, net at March 31, 2012 was $46.3 million, a decrease of $4.7 million or 9.3% from December 31, 2011 and a decrease of $14.9 million or 24.3% from March 31, 2011.  The decreases were primarily the result of receiving claims reimbursement from the FDIC, partially offset by the normal accretion recorded to the indemnification asset.

Other assets totaled $95.7 million at March 31, 2012, a decrease of $3.2 million or 3.2% from December 31, 2011 and a decrease of $13.2 million or 12.1% from March 31, 2011.  The decrease from December 31, 2011 was primarily the result of current tax adjustments as well as a $2.1 million write-down of the state deferred tax asset after First Federal’s conversion to a state-chartered commercial bank due to a difference in South Carolina tax laws for banks versus thrifts.  The decrease from March 31, 2011 was primarily the result of the above mentioned factors as well as federal tax refunds received during the twelve month period and reductions in OREO levels.

Core deposits, which include checking, savings, and money market accounts, totaled $1.3 billion at March 31, 2012, an increase of $74.7 million or 6.1% over December 31, 2011 and an increase of $134.2 million or 11.4% over March 31, 2011.  The increase over December 31, 2011 was primarily the result of a seasonal fluctuation due to customers receiving

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

income tax refunds.  The increase over March 31, 2011 was primarily the result of new retail deposit products introduced during 2011 as well as several marketing initiatives during the last twelve months to attract and retain core deposits.  Time deposits at March 31, 2012 totaled $958.1 million, a decrease of $49.4 million or 4.9% from December 31, 2011 and a decrease of $214.5 million or 18.3% from March 31, 2011.  The decreases were primarily the result of a planned reduction in maturing high rate retail and wholesale time deposits and lower funding needs relative to asset growth during the last twelve months.

Advances from the Federal Home Loan Bank (“FHLB”) at March 31, 2012 totaled $533.0 million, a decrease of $28.0 million or 5.0% from December 31, 2011 and a decrease of $28.5 million or 5.1% from March 31, 2011.  The decreases were primarily the result of a shift in funding mix due to the growth of core deposits.

Shareholders’ equity at March 31, 2012 was $278.0 million, essentially unchanged from December 31, 2011 and a decrease of $33.5 million or 10.7% from March 31, 2011.  The decrease was primarily the result of net operating results during the last twelve months combined with a reduction in accumulated other comprehensive income during the period related to investment securities valuations.  First Financial and First Federal’s regulatory capital ratios are in excess of “well-capitalized” minimums, as presented in the following table.

		For the Quarters Ended
		March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
First Financial
Equity to assets		8.84%	8.81%	8.37%	8.27%	9.43%
Tangible common equity to tangible assets (non-GAAP)		6.70	6.67	6.27	6.08	6.40
Book value per common share		$12.89	$12.84	$12.31	$12.20	$14.92
Tangible book value per common share (non-GAAP)		12.75	12.69	12.16	11.83	12.65
Dividends paid per common share, authorized		0.05	0.05	0.05	0.05	0.05
Common shares outstanding, end of period (000s)		16,527	16,527	16,527	16,527	16,527

	Regulatory Minimum for "Well-Capitalized"
Tier 1 leverage capital ratio1	5.00%	10.22%
Tier 1 risk-based capital ratio1	6.00	14.81
Total risk-based capital ratio1	10.00	16.08

First Federal2
Leverage capital ratio	5.00%	9.00%	8.92%	8.26%	7.48%	8.58%
Tier 1 risk-based capital ratio	6.00	13.05	12.35	11.26	10.07	11.51
Total risk-based capital ratio	10.00	14.32	13.61	12.53	11.33	12.78

1 The quarter ended March 31, 2012 represents the first period holding company ratios for First Financial are required to be filed with the Federal Reserve Bank included within FR Y-9C, Consolidated Financial Statements for Bank Holding Companies. The capital ratios presented above for the holding company are considered preliminary until the regulatory report is filed with the Federal Reserve Bank.

2 Capital ratios for the quarter ended March 31, 2012 for First Federal Bank are based on reporting requirements for financial institutions filing FFIEC 041, FDIC Consolidated Reports of Condition and Income (the "Call Report"). Prior period ratios are reported based on superseded regulatory requirements previously issued by the Office of Thrift Supervision.

Asset Quality

The following tables illustrate certain trends in credit quality and risk inherent in the loan portfolio.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

DELINQUENT LOANS	March 31, 2012			December 31, 2011			September 30, 2011			June 30, 2011			March 31, 2011
(30-89 days past due) (dollars in thousands)	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio
Residential loans
Residential 1-4 family		$1,889	0.19%		$2,986	0.31%		$1,722	0.19%		$1,404	0.16%		$3,050	0.33%
Residential construction		---	---		---	---		---	---		---	---		---	---
Residential land		123	0.30		561	1.35		65	0.16		325	0.76		1,398	2.86
Total residential loans		2,012	0.20		3,547	0.34		1,787	0.18		1,729	0.18		4,448	0.45

Commercial loans
Commercial business		1,677	1.90		908	1.08		868	1.07		2,387	2.96		1,618	1.78
Commercial real estate		3,065	0.69		3,514	0.77		3,394	0.72		2,703	0.56		9,322	1.63
Commercial construction		---	---		---	---		595	3.95		---	---		---	---
Commercial land		2,271	4.15		1,185	1.94		537	0.80		821	1.16		4,220	3.54
Total commercial loans		7,013	1.16		5,607	0.91		5,394	0.85		5,911	0.91		15,160	1.89

Consumer loans
Home equity		3,315	0.95		4,525	1.27		3,408	0.92		3,266	0.86		3,550	0.92
Manufactured housing		1,502	0.54		3,267	1.19		2,600	0.94		2,298	0.84		2,491	0.92
Marine		358	0.71		597	1.14		980	1.77		264	0.46		296	0.50
Other consumer		445	0.97		831	1.66		629	1.19		589	1.09		592	1.11
Total consumer loans		5,620	0.78		9,220	1.25		7,617	1.01		6,417	0.84		6,929	0.90
Total delinquent loans		$14,645	0.62%		$18,374	0.77%		$14,798	0.63%		$14,057	0.59%		$26,537	1.04%

Total delinquent loans at March 31, 2012 decreased $3.7 million or 20.3% from December 31, 2011.  The decreases in delinquent residential and consumer loans were primarily the result of a seasonal increase normally experienced in the fourth calendar quarter each year.  The increase in delinquent commercial loans was primarily the result of two loans, both of which are in the process of resolution.  Total delinquent loans at March 31, 2012 included $3.1 million in covered loans, as compared with $2.3 million at December 31, 2011.

	March 31, 2012			December 31, 2011			September 30, 2011			June 30, 2011			March 31, 2011
NONPERFORMING ASSETS (dollars in thousands)	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio	$		% of Portfolio
Residential loans
Residential 1-4 family		$6,649	0.68%		$4,977	0.51%		$1,595	0.18%		$1,242	0.14%		$23,663	2.58%
Residential construction		---	---		---	---		---	---		---	---		---	---
Residential land		1,398	3.43		1,448	3.48		1,140	2.80		451	1.05		3,604	7.36
Total residential loans		8,047	0.78		6,425	0.62		2,735	0.28		1,693	0.18		27,267	2.77

Commercial loans
Commercial business		1,931	2.19		3,665	4.37		4,322	5.34		3,664	4.55		9,151	10.06
Commercial real estate		18,474	4.13		17,160	3.76		18,400	3.90		16,396	3.40		60,256	10.57
Commercial construction		261	1.60		573	3.48		266	1.77		1,451	9.05		4,074	18.29
Commercial land		5,240	9.56		5,232	8.54		6,310	9.36		5,411	7.67		40,740	34.14
Total commercial loans		25,906	4.27		26,630	4.31		29,298	4.62		26,922	4.15		114,221	14.23

Consumer loans
Home equity		9,779	2.81		8,192	2.29		6,871	1.86		9,165	2.42		9,379	2.42
Manufactured housing		2,648	0.96		3,461	1.26		2,922	1.06		2,953	1.08		3,517	1.30
Marine		63	0.12		246	0.47		47	0.09		94	0.16		42	0.07
Other consumer		131	0.29		224	0.45		127	0.24		129	0.24		181	0.34
Total consumer loans		12,621	1.75		12,123	1.65		9,967	1.32		12,341	1.61		13,119	1.70
Total nonaccrual loans		46,574	1.98		45,178	1.89		42,000	1.78		40,956	1.73		154,607	6.04
Loans 90+ days still accruing		51			121			171			76			109
Restructured Loans, still accruing		3,276			2,411			734			1,535			1,550
Total nonperforming loans		49,901	2.12%		47,710	2.00%		42,905	1.82%		42,567	1.79%		156,266	6.10%
Nonperforming loans held for sale		---			---			39,412			42,656			---
Other repossessed assets acquired		21,818			20,487			26,212			27,812			25,986
Total nonperfoming assets		$71,719			$68,197			$108,529			$113,035			$182,252

Total nonperforming assets at March 31, 2012 increased $3.5 million or 5.2% over December 31, 2011.  The increase was primarily the result of higher nonperforming residential loans due to five accounts totaling $1.8 million.  While total nonperforming commercial loans decreased from the linked quarter, nonperforming commercial real estate loans increased due to two accounts totaling $3.4 million.  Total nonperforming consumer loans were essentially unchanged from the prior quarter as the increase in nonperforming home equity loans due to six impaired loans totaling $1.7 million was more than offset by decreases in the other consumer categories.  Covered nonperforming loans decreased $1.9 million from December 31, 2011 to $15.6 million at March 31, 2012.  Covered OREO totaled $11.4 million at March 31, 2012, an increase of $3.8 million over December 31, 2011.

Classified loans at March 31, 2012 totaled $114.4 million, essentially unchanged from December 31, 2011.  Covered classified loans at March 31, 2012 decreased $3.8 million or 11.3% from December 31, 2011 to $29.7 million.  Non-

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

covered classified assets to Tier 1 capital and the allowance for loan losses totaled 25.53% at March 31, 2012, compared with 25.15% at December 31, 2011.

	March 31, 2012			December 31, 2011			September 30, 2011			June 30, 2011			March 31, 2011
NET CHARGE-OFFS (dollars in thousands)	$		% of Portfolio*	$		% of Portfolio*	$		% of Portfolio*	$		% of Portfolio*	$		% of Portfolio*
Residential loans
Residential 1-4 family		$507	0.21%		$391	0.16%		$414	0.18%		$12,177	5.28%		$976	0.43%
Residential construction		---	---		---	---		---	---		---	---		---	---
Residential land		701	6.75		532	5.31		165	1.58		4,099	34.79		620	4.83
Total residential loans		1,208	0.47		923	0.37		579	0.24		16,276	6.59		1,596	0.65

Commercial loans
Commercial business		825	3.60		640	3.22		136	0.69		6,826	30.60		1,829	8.00
Commercial real estate		1,462	1.30		1,417	1.22		433	0.36		41,022	29.15		2,195	1.51
Commercial construction		(2)	(0.05)		(3)	(0.07)		635	16.12		3,067	53.06		(3)	(0.05)
Commercial land		1,439	9.87		804	4.94		2,052	12.15		33,995	118.23		4,824	14.94
Total commercial loans		3,724	2.41		2,858	1.83		3,256	2.04		84,910	42.98		8,845	4.28

Consumer loans
Home equity		2,264	2.57		2,955	3.26		4,910	5.28		4,725	4.91		3,368	3.43
Manufactured housing		1,467	2.13		845	1.23		978	1.42		1,049	1.54		1,172	1.74
Marine		361	2.83		142	1.05		158	1.12		44	0.30		258	1.69
Other consumer		469	3.90		531	4.09		217	1.61		446	3.28		647	4.66
Total consumer loans		4,561	2.51		4,473	2.41		6,263	3.31		6,264	3.26		5,445	2.80
Total net charge-offs		$9,493	1.60%		$8,254	1.39%		$10,098	1.71%		$107,450	16.87%		$15,886	2.45%

*Represents an annualized rate

The increase in net charge-offs for the quarter ended March 31, 2012 as compared with the prior quarter was the result of the higher residential and commercial charge-offs related to covered loans.

Quarterly Results of Operations

First Financial reported net income (loss) from continuing operations of $1.7 million for the three months ended March 31, 2012, compared with $15.6 million for the three months ended December 31, 2011 and $(1.4) million for the three months ended March 31, 2011.  The quarter ended March 31, 2012 included a $2.1 million write-down of the state deferred tax asset due to First Federal’s conversion to a state-chartered commercial bank and the quarter ended December 31, 2011 included a $20.8 million pre-tax gain ($12.7 million after-tax) from the bulk loan sale.  The changes in the key components of net income from continuing operations are discussed below.

Net interest income

Net interest margin, on a fully tax-equivalent basis, was 3.84% for the quarter ended March 31, 2012, compared with 3.91% for the quarter ended December 31, 2011 and 3.83% for the quarter ended March 31, 2011.  The decrease from the linked quarter was primarily the result of the decrease in yield on earning assets exceeding the decrease in yield on interest-bearing liabilities as higher-priced loans and securities are replaced with new originations at much lower yields.  This effect was partially offset as First Financial continues to grow core deposits, especially noninterest-bearing deposits.  The increase over the prior year was primarily the result of the decrease in the yield on interest-bearing liabilities exceeding the decrease in the yield on earning assets due to the growth in core deposits.

Net interest income for the quarter ended March 31, 2012 was $28.3 million, essentially unchanged from the prior quarter and a decrease of $1.0 million or 3.5% from the same quarter last year.  The decrease was primarily the result of a decline in average earning assets due to the bulk loan sale, combined with the decline in net loans due to the generally lower loan demand from creditworthy borrowers and loan charge-offs.  The decline in loans was partially offset by an increase in investment securities.

Provision for loan losses

After determining what First Financial believes is an adequate allowance for loan losses based on the estimated risk inherent in the loan portfolio, the provision for loan losses is calculated based on the net effect of the change in the allowance for loan losses and net charge-offs.  The provision for loan losses was $6.7 million for the quarter ended March 31, 2012, compared with $7.4 million for the linked quarter and $12.7 million for the same quarter last year.  The decreases from both prior periods were primarily the result of the continued stabilization in historical loss trends and credit metrics through March 31, 2012.

Noninterest income

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

Noninterest income totaled $13.2 million for the quarter ended March 31, 2012, a decrease of $19.6 million from the prior quarter and an increase of $1.9 million or 17.1% over the same quarter last year.  The decrease from the linked quarter was primarily the result of a $20.8 million pre-tax gain from the bulk loan sale recorded in the quarter ended December 31, 2011, partially offset by an increase in mortgage and other loan income ($754 thousand) due to selling a higher volume of residential loans during the current quarter.

The increase over the same quarter last year was primarily the result of higher service charges on deposit accounts ($921 thousand) due to higher transaction-related revenue from increases in both volume and fees as well as higher mortgage and other loan income ($2.3 million) due to higher residential mortgage origination levels related to the continued low interest rate environment and the addition of correspondent lenders, partially offset by a $1.4 million gain on the sale of one security during the March 31, 2011 quarter.

Noninterest expense

Noninterest expense totaled $28.7 million for the quarter ended March 31, 2012, essentially unchanged from the linked quarter and a decrease of $1.4 million or 4.8% from the same quarter last year.  While the March 31, 2012 quarter was essentially unchanged from the linked quarter, decreases in OREO expenses, net ($1.0 million) and other expense ($599 thousand) were substantially offset by increases in salaries and employee benefits ($631 thousand), professional services ($412 thousand), and other loan expense ($308 thousand).  The decrease in OREO expenses, net was primarily the result of fewer valuation adjustments on properties held as well as higher gains recognized on properties sold in the current quarter.  The decrease in other expense was primarily the result of lower loss reserves for the reinsurance subsidiary and lower operational losses related to uncollectible foreclosure expenses.  The increase in salaries and employee benefits was primarily the result of higher payroll taxes typically experienced in the first calendar quarter of the year as well as higher other benefit costs.  The increase in professional services was primarily the result of expenses incurred due to the U.S. Treasury’s sale of its preferred stock.  The increase in other loan expense was primarily the result of higher foreclosure related expenses.

The decrease in noninterest expense from the same quarter of the prior year was primarily the result of lower salaries and employee benefits ($2.3 million), and FDIC insurance and regulatory fees ($498 thousand), partially offset by higher OREO expenses, net ($663 thousand), other loan expense ($426 thousand), and other expense ($408 thousand).  The decrease in salaries and employee benefits was primarily the result of compensation agreements entered into during the prior year quarter.  The decrease in FDIC insurance and regulatory fees was primarily the result of the new assessment methodology implemented by the FDIC during 2011.  The increase in OREO expenses, net was primarily the result of reclassifying $1.3 million of OREO valuation adjustments and expense reimbursements on foreclosed properties during the prior year quarter as they were eligible for claims to the FDIC through the loss share agreement, partially offset by lower valuation adjustments on properties held in the current quarter.  The increase in other loan expense was primarily the result of higher foreclosure related expenses.  The increase in other expense was primarily the result of higher processing fees related to a new reward program for deposit customers.

Income Taxes

The income tax expense for the three months ended March 31, 2012 totaled $4.2 million, a decrease of $5.5 million from the linked quarter and an increase of $5.2 million over the prior year quarter.  The quarter ended March 31, 2012 included a $2.1 million write-down of the state deferred tax asset after First Federal’s conversion to a state-chartered commercial bank due to a difference in South Carolina tax laws for banks versus thrifts.  In addition to the impact from this write-down, the variances from both prior periods were the result of the change in pre-tax income.

Cash Dividends Declared

On April 30, 2012, First Financial declared a quarterly cash dividend of $12.50 per share on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, payable on May 15, 2012 to preferred shareholders of record as of May 5, 2012.  First Financial also declared a quarterly cash dividend of $0.05 per common share, payable on May 29, 2012 to common shareholders of record as of May 14, 2012.

Conference Call

R. Wayne Hall, president and CEO; Blaise B. Bettendorf, EVP and CFO; and Joseph W. Amy, EVP and CCO; will review the quarter’s results and discuss the Plantation transaction in a conference call at 2:00 pm (ET), April 30, 2012.  The live audio webcast is available on First Financial’s website at www.firstfinancialholdings.com and will be available for 90 days.

About First Financial

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a Charleston, South Carolina financial services provider with $3.1 billion in total assets as of March 31, 2012.  First Financial offers integrated financial solutions, including personal, business, and wealth management services.  First Federal Bank (“First Federal”), which was founded in 1934 and is the primary subsidiary, serves individuals and businesses throughout coastal South Carolina, Florence, South Carolina, Greenville, South Carolina and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal; First Southeast Investor Services, Inc., a registered broker-dealer; and First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size.  Additional information about First Financial is available at www.firstfinancialholdings.com.

Discontinued Operations Financial Statement Presentation

As a result of First Financial’s sales of its insurance agency subsidiary, First Southeast Insurance Services, Inc., which was completed on June 1, 2011, and its managing general insurance agency subsidiary, Kimbrell Insurance Group, Inc., which was completed on September 30, 2011, the financial condition, operating results, and the gain or loss on the sales, net of transaction costs and taxes, for these subsidiaries have been segregated from the financial condition and operating results of First Financial’s continuing operations throughout this release and, as such, are presented as discontinued operations.  While all prior periods have been revised retrospectively to align with this treatment, these changes do not affect First Financial’s reported consolidated financial condition or operating results for any of the prior periods.

Non-GAAP Financial Information

In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release includes non-GAAP financial measures such as the efficiency ratio, the tangible common equity to tangible assets ratio, tangible common book value per share, and pre-tax pre-provision earnings.  First Financial believes these non-GAAP financial measures provide additional information that is useful to investors in understanding its underlying performance, business, and performance trends and such measures help facilitate performance comparisons with others in the banking industry.  Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Readers should be aware of these limitations and should be cautious to their use of such measures.  To mitigate these limitations, First Financial has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that its performance is properly reflected to facilitate consistent period-to-period comparisons.  Although management believes the above non-GAAP financial measures enhance investors’ understanding of First Financial’s business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

In accordance with industry standards, certain designated net interest income amounts are presented on a taxable equivalent basis, including the calculation used in the efficiency ratio.

First Financial believes the exclusion of goodwill and other intangible assets facilitates the comparison of results for ongoing business operations.  The tangible common equity (“TCE”) ratio and tangible common book value per share (“TBV”) have become a focus of some investors, analysts and banking regulators.  Management believes these measures may assist in analyzing First Financial’s capital position absent the effects of intangible assets and preferred stock.  Because TCE and TBV are not formally defined by GAAP or codified in federal banking regulations, these measures are considered to be non-GAAP financial measures.  However, analysts and banking regulators may assess First Financial’s capital adequacy using TCE or TBV, therefore, management believes that it is useful to provide investors the ability to assess its capital adequacy on the same basis.

First Financial believes that pre-tax, pre-provision earnings are a useful measure in assessing its core operating performance, particularly during times of economic stress.  This measurement, as defined by management, represents total revenue (net interest income plus noninterest income) less noninterest expense.  As recent results for the banking industry demonstrate, credit write-downs, loan charge-offs, and related provisions for loan losses can vary significantly from period to period, making a measure that helps isolate the impact of credit costs on profitability important to investors.

Please refer to the Selected Financial Information table and the Non-GAAP Reconciliation table later in this release for additional information.

Forward-Looking Statements

Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” or “could” constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

 These forward-looking statements regarding First Financial’s future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial’s control or are subject to change.  No forward-looking statement is a guarantee of future performance and actual results could differ materially from those anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina; interest rates; the North and South Carolina real estate markets; the demand for mortgage loans; the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs; changes in First Federal’s allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its allowance for loan losses, writedown assets, change First Federal’s regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial’s ability to control operating costs and expenses; First Financial’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; competitive conditions between banks and non-bank financial services providers; and regulatory changes including the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Other risks are also detailed in First Financial’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial’s results of operations, financial position, and cash flows.  There can be no assurance that future results will meet expectations.  While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement.  In addition, these statements speak only as of the date made.  First Financial does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

ASSETS
Cash and due from banks	$57,645	$61,400	$54,307	$60,905	$59,495
Interest-bearing deposits with banks	5,879	15,275	31,630	4,094	5,167
Total cash and cash equivalents	63,524	76,675	85,937	64,999	64,662
Investment securities
Securities available for sale, at fair value	442,531	404,550	412,108	418,967	383,229
Securities held to maturity, at amortized cost	19,835	20,486	21,671	21,977	21,962
Nonmarketable securities	37,965	32,694	35,782	37,626	41,273
Total investment securities	500,331	457,730	469,561	478,570	446,464
Loans	2,355,567	2,385,457	2,355,280	2,372,069	2,559,845
Less: Allowance for loan losses	50,776	53,524	54,333	55,491	85,138
Net loans	2,304,791	2,331,933	2,300,947	2,316,578	2,474,707
Loans held for sale	52,339	48,303	94,872	84,288	19,467
FDIC indemnification asset, net	46,272	51,021	50,465	58,926	61,135
Premises and equipment, net	80,237	79,979	80,477	81,001	81,251
Goodwill	---	---	---	---	630
Other intangible assets, net	2,310	2,401	2,491	2,571	2,653
Other assets	95,734	98,922	121,560	129,332	108,891
Assets of discontinued operations	---	---	---	5,279	42,152
Total assets	$3,145,538	$3,146,964	$3,206,310	$3,221,544	$3,302,012

LIABILITIES
Deposits
Noninterest-bearing checking	$308,007	$279,520	$279,152	$234,478	$233,197
Interest-bearing checking	435,063	429,697	440,377	437,179	437,113
Savings and money market	563,344	522,496	505,059	506,236	501,924
Retail time deposits	753,481	791,544	824,874	854,202	893,064
Wholesale time deposits	204,594	215,941	253,395	283,650	279,482
Total deposits	2,264,489	2,239,198	2,302,857	2,315,745	2,344,780
Advances from FHLB	533,000	561,000	558,000	557,500	561,506
Long-term debt	47,204	47,204	47,204	47,204	47,204
Other liabilities	22,802	22,384	29,743	29,432	30,539
Liabilities of discontinued operations	---	---	---	5,099	6,456
Total liabilities	2,867,495	2,869,786	2,937,804	2,954,980	2,990,485

SHAREHOLDERS' EQUITY
Preferred stock	1	1	1	1	1
Common stock	215	215	215	215	215
Additional paid-in capital	196,204	196,002	195,790	195,597	195,361
Treasury stock, at cost	(103,563)	(103,563)	(103,563)	(103,563)	(103,563)
Retained earnings	187,311	187,367	173,587	174,300	219,088
Accumulated other comprehensive (loss) income	(2,125)	(2,844)	2,476	14	425
Total shareholders’ equity	278,043	277,178	268,506	266,564	311,527
Total liabilities and shareholders' equity	$3,145,538	$3,146,964	$3,206,310	$3,221,544	$3,302,012

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

INTEREST INCOME
Interest and fees on loans	$32,476	$33,460	$33,828	$34,497	$34,844
Interest and dividends on investments	3,867	3,859	4,390	4,527	4,774
Other	16	293	338	448	566
Total interest income	36,359	37,612	38,556	39,472	40,184
INTEREST EXPENSE
Interest on deposits	3,951	4,554	5,323	5,929	6,879
Interest on borrowed money	4,156	4,159	4,169	4,127	4,018
Total interest expense	8,107	8,713	9,492	10,056	10,897
NET INTEREST INCOME	28,252	28,899	29,064	29,416	29,287
Provision for loan losses	6,745	7,445	8,940	77,803	12,675
Net interest income (loss) after provision for loan losses	21,507	21,454	20,124	(48,387)	16,612
NONINTEREST INCOME
Service charges on deposit accounts	7,302	7,099	7,196	6,982	6,381
Mortgage and other loan income	3,435	2,681	2,743	2,051	1,124
Trust and plan administration	1,081	1,192	1,333	1,116	1,112
Brokerage fees	664	532	588	657	666
Other	769	650	647	670	675
Gain on sold loan pool, net	---	20,796	1,900	---	---
Net securities (losses) gains	(69)	(180)	(169)	(54)	1,297
Total noninterest income	13,182	32,770	14,238	11,422	11,255
NONINTEREST EXPENSE
Salaries and employee benefits	15,142	14,511	14,672	15,373	17,396
Occupancy costs	2,267	2,144	2,188	2,116	2,208
Furniture and equipment	1,809	1,870	1,725	1,769	1,825
Other real estate owned, net	530	1,541	3,115	800	(133)
FDIC insurance and regulatory fees	986	830	576	850	1,484
Professional services	1,431	1,019	1,521	1,094	1,326
Advertising and marketing	656	792	868	810	993
Other loan expense	1,351	1,043	990	1,099	925
Goodwill impairment	---	---	---	630	---
Intangible asset amortization	90	90	79	82	82
Other expense	4,447	5,046	3,854	3,976	4,039
Total noninterest expense	28,709	28,886	29,588	28,599	30,145
Income (loss) income from continuing operations before taxes	5,980	25,338	4,774	(65,564)	(2,278)
Income tax expense (benefit) from continuing operations	4,241	9,766	1,893	(25,288)	(913)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,739	15,572	2,881	(40,276)	(1,365)
(Loss) income from discontinued operations, net of tax	---	---	(1,804)	(2,724)	935
NET INCOME (LOSS)	$1,739	$15,572	$1,077	$(43,000)	$(430)
Preferred stock dividends	813	813	813	812	812
Accretion on preferred stock discount	156	153	151	149	147
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$770	$14,606	$113	$(43,961)	$(1,389)

Net income (loss) per common share from continuing operations
Basic	$0.05	$0.88	$0.12	$(2.50)	$(0.14)
Diluted	0.05	0.88	0.12	(2.50)	(0.14)

Net (loss) income per common share from discontinued operations
Basic	---	---	(0.11)	(0.16)	0.06
Diluted	---	---	(0.11)	(0.16)	0.06

Net income (loss) per common share
Basic	0.05	0.88	0.01	(2.66)	(0.08)
Diluted	0.05	0.88	0.01	(2.66)	(0.08)

Average common shares outstanding
Basic	16,527	16,527	16,527	16,527	16,527
Diluted	16,528	16,527	16,527	16,527	16,527

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

FIRST FINANCIAL HOLDINGS, INC.
NET INTEREST MARGIN ANALYSIS (Unaudited)
	For the Quarters Ended
	March 31, 2012			March 31, 2011			Change in
(dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Basis Points
Earning assets
Interest-bearing deposits with banks	$8,484	$1	0.05%	$7,294	$2	0.11%	$1,190	$(1)	(6)
Investment securities1	490,356	3,867	3.31	435,568	4,774	4.52	54,788	(907)	(121)
Loans2	2,420,000	32,476	5.39	2,607,161	34,844	5.42	(187,161)	(2,368)	(3)
FDIC indemnification asset	48,774	15	0.12	65,686	564	3.48	(16,912)	(549)	(336)
Total earning assets	2,967,614	36,359	4.94	3,115,709	40,184	5.25	(148,095)	(3,825)	(31)
Interest-bearing liabilities
Deposits	1,946,317	3,951	0.82	2,172,657	6,879	1.28	(226,340)	(2,928)	(46)
Borrowings	609,665	4,156	2.73	555,630	4,018	2.93	54,035	138	(20)
Total interest-bearing liabilities	2,555,982	8,107	1.28	2,728,287	10,897	1.62	(172,305)	(2,790)	(34)

Net interest income		$28,252			$29,287			$(1,035)

Net interest margin			3.84%			3.83%			1

1 Interest income used in the average rate calculation includes the tax equivalent adjustment of $182 thousand, and $144 thousand for the quarters ended March 31, 2012 and 2011, respectively, calculated based on a federal tax rate of 35%.

2 Average loans include loans held for sale and nonaccrual loans. Loan fees, which are not material for any of the periods, have been included in loan interest income for the rate calculation.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

FIRST FINANCIAL HOLDINGS, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)	For the Quarters Ended
(dollars in thousands)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Average for the Quarter
Total assets	$3,151,385	$3,153,286	$3,201,416	$3,294,350	$3,310,796
Investment securities	490,356	469,925	468,360	464,277	435,568
Loans	2,420,000	2,428,743	2,442,071	2,566,827	2,607,161
Allowance for loan losses	52,282	54,178	55,503	81,025	88,086
Deposits	2,228,613	2,272,035	2,302,518	2,360,572	2,397,801
Borrowings	609,665	565,114	595,508	593,103	555,630
Shareholders' equity	277,390	279,066	267,404	302,996	313,663

Performance Metrics from Continuing Operations
Return on average assets	0.22%	1.98%	0.36%	(4.89)%	(0.16)%
Return on average shareholders' equity	2.51	22.32	4.31	(53.17)	(1.74)
Net interest margin (FTE)1	3.84	3.91	3.87	3.83	3.83
Efficiency ratio (non-GAAP)	68.87	70.12	70.90	69.69	76.53
Pre-tax pre-provision earnings (non-GAAP)	$12,725	$32,783	$13,714	$12,239	$10,397

Performance Metrics From Consolidated Operations
Return on average assets	0.22%	1.98%	0.13%	(5.22)%	(0.05)%
Return on average shareholders' equity	2.51	22.32	1.61	(56.77)	(0.55)

Asset Quality Metrics
Allowance for loan losses as a percent of loans	2.16%	2.24%	2.31%	2.34%	3.33%
Allowance for loan losses as a percent of nonperforming loans	101.75	112.19	126.64	130.36	54.48
Nonperforming loans as a percent of loans	2.12	2.00	1.82	1.79	6.10
Nonperforming assets as a percent of loans and other repossessed assets acquired2	3.02	2.83	4.48	4.63	7.05
Nonperforming assets as a percent of total assets	2.28	2.17	3.38	3.51	5.52
Net loans charged-off as a percent of average loans (annualized)	1.60	1.39	1.71	16.87	2.45
Net loans charged-off	$9,493	$8,254	$10,098	$107,450	$15,886

Asset Quality Metrics Excluding Covered Loans
Allowance for loan losses as a percent of non-covered loans	2.28%	2.39%	2.47%	2.51%	3.57%
Allowance for loan losses as a percent of non-covered nonperforming loans	148.22	177.35	227.09	216.35	60.79
Nonperforming loans as a percent of non-covered loans	1.54	1.34	1.09	1.16	5.87
Nonperforming assets as a percent of non-covered loans and other repossessed assets acquired2	2.00	1.91	3.58	3.91	6.65
Nonperforming assets as a percent of total assets	1.42	1.37	2.52	2.76	4.84

1 Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a federal tax rate of 35%.
2 Nonperforming loans held for sale in the amount of $39,412, and $42,656 thousand is included in loans at September 30, 2011 and June 30, 2011, respectively.

First Financial Holdings, Inc.
March 31, 2012 Earnings Release

FIRST FINANCIAL HOLDINGS, INC.
NON-GAAP RECONCILIATION (UNAUDITED)	For the Quarters Ended
(dollars in thousands, except per share data)	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Efficiency Ratio from Continuing Operations
Net interest income (A)	$28,252	$28,899	$29,064	$29,416	$29,287
Taxable equivalent adjustment (B)	182	145	159	144	144
Noninterest income (C)	13,182	32,770	14,238	11,422	11,255
Gain on sold loan pool, net (D)	---	20,796	1,900	---	---
Net securities (losses) gains (E)	(69)	(180)	(169)	(54)	1,297
Noninterest expense (F)	28,709	28,886	29,588	28,599	30,145
Efficiency Ratio: F/(A+B+C-D-E) (non-GAAP)	68.87%	70.12%	70.90%	69.69%	76.53%

Tangible Assets and Tangible Common Equity
Total assets	$3,145,538	$3,146,964	$3,206,310	$3,221,544	$3,302,012
Goodwill1	---	---	---	(3,250)	(28,260)
Other intangible assets, net2	(2,310)	(2,401)	(2,491)	(2,776)	(9,278)
Tangible assets (non-GAAP)	$3,143,228	$3,144,563	$3,203,819	$3,215,518	$3,264,474

Total shareholders' equity	$278,043	$277,178	$268,506	$266,564	$311,527
Preferred stock	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)
Goodwill1	---	---	---	(3,250)	(28,260)
Other intangible assets, net2	(2,310)	(2,401)	(2,491)	(2,776)	(9,278)
Tangible common equity (non-GAAP)	$210,733	$209,777	$201,015	$195,538	$208,989

Shares outstanding, end of period (000s)	16,527	16,527	16,527	16,527	16,527

Tangible common equity to tangible assets (non-GAAP)	6.70%	6.67%	6.27%	6.08%	6.40%
Book value per common share	$12.89	$12.84	$12.31	$12.20	$14.92
Tangible book value per common share (non-GAAP)	12.75	12.69	12.16	11.83	12.65

Pre-tax Pre-provision Earnings from Continuing Operations
Income (loss) before income taxes	$5,980	$25,338	$4,774	$(65,564)	$(2,278)
Provision for loan losses	6,745	7,445	8,940	77,803	12,675
Pre-tax pre-provision earnings (non-GAAP)	$12,725	$32,783	$13,714	$12,239	$10,397

1 Goodwill represents goodwill for Continuing Operations, as shown on the balance sheet, and includes goodwill for Discontinued Operations of $3,250 and $27,630 for the quarters ended June 30, 2011 and March 31, 2011, respectively.

2 Intangible assets represents intangible assets for Continuing Operations, as shown on the balance sheet, and includes intangible assets for Discontinued Operations of $205 and $6,625 for the quarters ended June 30, 2011, and March 31, 2011, respectively.

Contact
First Financial Holdings, Inc.
Blaise B. Bettendorf
Executive Vice President and Chief Financial Officer
(843) 529-5931 or (843) 529-5456
investorrelations@firstfinancialholdings.com
bbettendorf@firstfinancialholdings.com